UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2026

SR BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-41808	92-2601722
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

220 West Union Avenue, Bound Brook, New Jersey	08805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 560-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRBK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 22, 2026, Somerset Regal Bank, the wholly-owned subsidiary of SR Bancorp, Inc., and William Taylor, Christopher Pribula and David Orbach entered into amended and restated employment agreements.  The employment agreements were updated primarily to reflect the recent change in titles of certain executive officers.  The term of the employment agreement with Mr. Taylor is one year and the terms of the agreements with Messrs. Pribula and Orbach are three years.  Upon at least 30 days’ notice to Mr. Taylor, Somerset Regal Bank may extend the term of his agreement for an additional twelve months. On July 1, 2026, and on each July 1 thereafter, the term of the agreements with Messrs. Pribula and Orbach will extend automatically for one additional year, so that the term of agreements is again three years from that July 1, unless either Somerset Regal Bank or Mr. Pribula or Mr. Orbach gives notice to the other party of non-renewal. If either party provides a notice of non-renewal, the term will become fixed at that time and expire at the end of the then current term. Notwithstanding the foregoing, if SR Bancorp or Somerset Regal Bank enters into a transaction that would constitute a change in control, as defined under the employment agreements, the term of the each of the agreements would automatically extend so that they would expire no less than two years following the effective date of the change in control.
The employment agreements specify the base salaries of Messrs. Taylor, Pribula and Orbach at $260,000, $490,000 and $410,000, respectively. The Board of Directors or the Compensation Committee of the Board of Directors of Somerset Regal Bank may increase, but not decrease, the executives’ base salaries. In addition to base salary, the agreements provide that each executive will participate in any bonus plan or arrangement of Somerset Regal Bank in which senior management is eligible to participate and/or may receive a bonus on a discretionary basis, as determined by the Board of Directors or the Compensation Committee. Somerset Regal Bank will provide a target cash bonus opportunity for Messrs. Taylor, Pribula and Orbach of at least 25%, 23% and 20%, respectively, of base salary. Each executive is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Somerset Regal Bank and to be reimbursed for reasonable travel and other business expenses incurred in the performance of his duties for Somerset Regal Bank. Somerset Regal Bank will also provide each executive with a monthly automobile allowance of $750.
Somerset Regal Bank may terminate the executive’s employment, or the executive may resign from his employment, at any time with or without good reason. Under the employment agreements, if Somerset Regal Bank terminates an executive’s employment without cause or the executive voluntary resigns for “good reason” (i.e., a “qualifying termination event”), Somerset Regal Bank will pay the executive a severance payment equal to the greater of (1) the remaining base salary and total annual bonus opportunity (based on the highest annual bonus earned during the three most recent calendar years before his date of termination) he would have received during the remaining term of the employment agreement or (2) two times the sum of the executive’s base salary and the average annual incentive bonus paid to the executive for the three most recently completed calendar years before the date of termination. In addition, each executive will be reimbursed for his monthly COBRA premium payments for up to 18 months.
If a qualifying termination event occurs at or within two years following a change in control of SR Bancorp or Somerset Regal Bank, the executive would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the sum of (1) his base salary in effect as of the date of termination (or during the three preceding years, if higher) and (2) and average annual total incentive bonus earned by the executive for the three most recently completed calendar years before the change in control (or, if greater, the annual total incentive bonus that would have been earned in the year of the change in control at target bonus opportunity). In addition, the executive would receive a lump sum payment equal to the value of the cost of 36 months of health care (based on COBRA premium payments).

For purposes of the employment agreements, the term “good reason” includes (1) a material reduction in the executive’s base salary and/or aggregate incentive compensation opportunities (unless the reduction is part of a non-

discriminatory reduction applicable to all executive officers), (2) a material reduction in the executive’s authority, duties or responsibilities, (3) the failure to re-appoint the executive to his executive position or the failure to nominate and recommend the election of the executive to the Board of Directors of SR Bancorp or to appoint or nominate and elect the executive to the Board of Directors of Somerset Regal Bank, (4) a relocation of the executive’s principal place of employment by more than twenty miles or (5) a material breach of the employment agreement by Somerset Regal Bank.
The employment agreements terminate upon the executives’ death or disability. Upon termination of employment (other than a termination in connection with a change in control), the executive will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in the employment agreement.
The non-competition and non-solicitation covenants apply following a change in control for a period mutually to be agreed to by the parties, which will be no less than six months nor exceed two years. If payments and benefits provided to the executive become subject to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and after considering the value of the non-competition and non-solicitation covenants, the payments will be reduced if the reduction would leave the executive financially better off on an after-tax basis than if the executive received the entire payment and was obligated to pay the excise tax under Section 4999 of the Code.

The foregoing descriptions of the Amended and Restated Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated  Employment Agreements attached hereto as Exhibits 10.1, 10.2 and 10.3 of this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Amended and Restated Employment Agreement by and between Somerset Regal Bank and William P. Taylor.
10.2	Amended and Restated Employment Agreement by and between Somerset Regal Bank and Christopher J. Pribula.
10.3	Amended and Restated Employment Agreement by and between Somerset Regal Bank and David Orbach.
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SR BANCORP, INC.

DATE: April 24, 2026	By:	/s/ Christopher J. Pribula
Christopher J. Pribula President and Chief Executive Officer